Exhibit 99.1

November 14, 2016

AMERICAN FARMLAND ANNOUNCES THIRD QUARTER 2016 RESULTS

New York, NY, November 14, 2016 – American Farmland Company (NYSE MKT LLC: AFCO) (the “Company” or “AFCO”), a specialized real estate investment trust focused on the ownership, acquisition, development and management of a portfolio of diversified, high-quality U.S. farmland, today announced results for the quarter ended September 30, 2016.

“We are pleased to announce our third quarter 2016 results and reiterate our enthusiasm about our planned merger with Farmland Partners, Inc.  With respect to our third quarter 2016 results, we note that both revenue and earnings were generated at levels above those of either the first or second quarters and above those of the comparable period in 2015.  Regarding the planned merger which we announced in September as a conclusion to our strategic alternatives review process, we continue to believe this transaction will create the largest and most diverse public farmland REIT in the United States and that the combined scale, diversification and lower cost structure will be of significant benefit to our shareholders. We currently expect the transaction to close during the early part of the first quarter of 2017, subject to customary closing conditions, including the approval of the shareholders of both AFCO and Farmland Partners, Inc.,” remarked Thomas S.T. Gimbel, Chief Executive Officer.

Highlights and Recent Activity Include

•

Announced on September 12, 2016 that the Company had entered into a definitive agreement and plan of merger pursuant to which Farmland Partners Inc. (NYSE: FPI) agreed to acquire all of the outstanding common stock of AFCO in a stock-for-stock transaction.

•

Reported net income attributable to the Company of $0.03 per diluted share for the quarter ended September 30, 2016 as compared to net loss of $(0.00) per diluted share for the quarter ended September 30, 2015;

•	Reported total operating revenues of $4.50 million for the quarter ended September 30, 2016 as compared to $1.96 million for the quarter ended September 30, 2015;
•	Generated same-property operating revenues of $1.96 million for the quarter ended September 30, 2016 as compared to $1.85 million for the quarter ended September 30, 2015.
•

Reported net income attributable to the Company of $466,000 for the quarter ended September 30, 2016 as compared to net loss attributable to the Company of $9,000 for the quarter ended September 30, 2015, and reported net operating income (NOI) of $3.7 million for the quarter ended September 30, 2016 as compared to $1.6 million for the quarter ended September 30, 2015;

•	Announced that on July 27, 2016 that the Company sold its Hawk Creek Ranch pistachio development property for a gross sales price of $11.25 million; and
•

Declared and paid a cash dividend of $0.0625 per share on the common stock of the Company and a quarterly cash distribution of $0.0625 per unit on the operating partnership units of American Farmland Company L.P. for the third quarter of 2016.

Financial and Operating Highlights

Net income attributable to the Company was $466,000, or $0.03 per diluted share, for the third quarter of 2016, as compared to net loss of $9,000, or $(0.00) per diluted share, for the third quarter of 2015.  The net income was impacted by higher depreciation due to the larger depreciable asset base and higher professional fees and general and administrative expenses associated with operating as an independent public company as compared to the prior year quarter.  Included in net income for the third quarter of 2016 were charges of $2,042,000 for legal fees and general expenses related to the ongoing strategic alternatives review process.  These expenses are considered one-time in nature because they are not reasonably likely to recur and have not previously occurred and have been added back to net income in the calculation of Core FFO attributable to the Company.  Core FFO attributable to the Company was $1.29 million for the third quarter of 2016, as compared to $0.64 million for the third quarter of 2015.

Total operating revenues for the third quarter of 2016 were $4.50 million, an increase of $2.54 million or 129.5%, as compared to the third quarter of 2015.  The increase in total operating revenues over the prior year quarter was primarily due to higher fixed rent in the incremental amount of $0.95 million primarily driven by new leases at properties acquired during the first quarter of 2016 (the “Sun Dial properties” which include Cougar Ranch, Cheetah Ranch, Puma Ranch and Lynx Ranch) and

the third quarter of 2015 (the second and smaller tranche of Golden Eagle Ranch and Kingfisher Ranch), higher participating rent in the amount of $1.43 million primarily driven by new leases at properties acquired during the first quarter of 2016, and higher real estate tax recoveries in the amount of $0.12 million.

Total operating revenues for the Company’s same-property farms were $1.96 million for the quarter ended September 30, 2016, an increase of $0.11 million, or 5.9%, from $1.85 million for the quarter ended September 30, 2015.  The same-property portfolio includes only farms owned by the Company for the entirety of both periods presented, which included all farms except for the Sun Dial properties acquired during the first quarter of 2016 (Cougar Ranch, Cheetah Ranch, Puma Ranch and Lynx Ranch) and the properties acquired during the third quarter of 2015 (the second tranche of Golden Eagle Ranch and Kingfisher Ranch).  The increase in same-property total operating revenues was due to $55,000 of higher participating rent from Golden Eagle Ranch (first tranche, due mostly due to the seasonality of the recognition of participating rental revenue) and Condor Ranch, offset by lower participating rent from Blue Heron Ranch, higher fixed rent in the amount of $12,000 driven by higher fixed rent at Blue Cypress Farm (for which a first new lease was executed during the first quarter of 2016) and higher fixed rent at Grassy Island Groves, partially offset by decreases in fixed rent at Golden Eagle Ranch (first tranche) and Quail Run Vineyard in the permanent crop segment and Kane County Farms and Pleasant Plains Farm in the commodity row segment, and higher other income.

$1.43 million of higher participating rent was driven largely by new leases at the Sun Dial properties acquired during the first quarter of 2016 (Cougar Ranch, Cheetah Ranch, Puma Ranch and Lynx Ranch).

As the Company previously disclosed, Golden Eagle Ranch generated strong participating revenues in 2015 due to the strength of its 2014 crop production as well as high almond prices throughout the majority of 2015 when the 2014 crop was sold by the tenant.  However, the 2015 crop production at Golden Eagle Ranch was significantly lower than its 2014 crop production due to poor weather-related growing conditions.  Lower 2015 farm production combined with a decline in almond prices is expected to result in substantially lower participating rents from Golden Eagle Ranch for the full year 2016 than were recorded in 2015, as occurred in the first and second quarter of 2016.

Due to the year over year decline in participating rents expected from Golden Eagle Ranch during 2016 (from the recognition of the sale of the 2015 crop harvest), the Company continues to expect 2016 total operating revenues generated from same-property farms to be lower in 2016 than in 2015.

Revenues from participating leases exhibit variability from year to year and are subject to seasonality in the timing of recognition as well as the amount of participating revenues to be recognized, due to fluctuating crop prices, variable production yields (subject to weather conditions and the alternate bearing nature of certain crops, among other factors), the timing of crop harvests and crop sales, contracts for minimum price guarantees and any applicable crop insurance claims (settlement amounts and timing of settlements).  Variability in crop revenues from year to year is common in the farming industry, and we therefore expect variability in the Company’s participating rents to continue as long as we continue to use participating lease types.

NOI for the third quarter of 2016 was $3.70 million as compared to $1.63 million the third quarter of 2015.  The NOI increase over the prior year quarter was primarily due to the NOI contribution from recently acquired farms.

All of the Company’s non-development farms were under lease as of September 30, 2016.

See “Non-GAAP Financial Measures” for definitions of FFO, Core FFO and NOI and the financial tables accompanying this press release for reconciliations of net income to FFO, Core FFO and NOI .

Disposition Activities

On July 27, 2016, the Company completed the sale of its Hawk Creek Ranch pistachio development property for a gross sales price of $11.25 million.  The property, which was not expected to be under commercial lease until 2021, was listed with a broker prior to the Company announcing its strategic alternatives review process.  The net proceeds (net of transaction costs) of $10.78 million were used to pay down the outstanding balances under the Company’s revolving credit facilities in the amount of $5.95 million, to fully pay down the legacy performance fee payable to its agricultural sub-adviser (and accrued interest thereon) in the amount of $1.15 million, with the remainder held in cash.  The Company realized a gain on the sale of approximately $2.16 million. The Company currently has no other individual properties listed for sale.

Development Activities

Excluding Hawk Creek Ranch, which was, as noted above, disposed of in July 2016, the Company had four farms in development as of September 30, 2016, representing 11% of total assets.  Operating loss from development farms was $(78,000) for the third quarter of 2016.

As previously, disclosed, the development of Blue Cypress Farm, located in Brevard County, Florida, was substantially completed and a one-year short-term, transitional lease was executed during the first quarter of 2016 which expires December 31, 2016; the Company expects to engage in discussions concerning a new lease prior to year-end.  As a result, Blue Cypress Farm was reclassified from the development segment to the specialty/vegetable row crop segment for the first quarter of 2016.

Financing Activities

As of September 30, 2016, approximately $75 million was outstanding under the Company’s revolving credit facilities.  Each of the Company’s four secured revolving credit facilities, which have maturities between January 2019 and January 2021, provides for a drawn borrowing cost of 3-month London Interbank Offered Rate plus 130 basis points (approximately 2.15% as of September 30, 2016) and may be prepaid at any time without penalty to the Company.  The Company believes it is in compliance with the covenants of its credit facilities.

Quarterly Dividends

On August 24, 2016, the Board of Directors of the Company approved and declared a quarterly cash dividend of $0.0625 per share on the common stock of the Company and a quarterly cash distribution of $0.0625 per unit on the units of limited partnership interest of American Farmland Company, L.P. for the third quarter of 2016.  The dividend was paid on September 30, 2016 to stockholders of record of the Company at the close of business on September 22, 2016.  The distribution was paid on September 30, 2016 to unitholders of record of American Farmland Company, L.P. at the close of business on September 22, 2016. In connection with the planned merger with Farmland Partners Inc., the Company has agreed to align the record date and payment date of future dividends, including any to be made with respect to the fourth quarter of 2016, with Farmland Partner Inc.’s record date and payment date, which have been set, as publicly announced, to be January 2, 2017 and January 13, 2017, respectively.

CFO Transition / Reappointment of Mr. Geoffrey M. Lewis to Chief Financial Officer Role

On August 10, 2016, the Company’s Chief Financial Officer, Andreas Spitzer, resigned to pursue other professional opportunities.  Mr. Spitzer departed the Company on August 26, 2016 following an orderly transition of his duties to Geoffrey Lewis, Director and Treasurer. Mr. Lewis, age 55, had previously served as Chief Financial Officer since the Company’s inception until Mr. Spitzer’s appointment to the role and was reappointed to that role on September 10, 2016. Since 2009, Mr. Lewis has also served as the Company’s Treasurer and as a member of the Company’s Board of Directors.

FOR ADDITIONAL INFORMATION

For additional information about the Company, please see the “Investor Relations” section of American Farmland Company’s website at www.americanfarmlandcompany.com.

ABOUT AMERICAN FARMLAND COMPANY

American Farmland Company is an internally managed real estate investment trust and a Maryland corporation focused on owning and acquiring a diversified portfolio of high-quality farmland, consisting of mature permanent, specialty/vegetable row and commodity row crop farms, as well as farmland development, located in select major agricultural regions throughout the United States. As of the date of this release, the Company’s portfolio consists of 21 farms in aggregate located on both coasts as well as in the Corn Belt and the Delta regions and consists of approximately 17,800 gross acres of farmland, with more than 21 major crop types (approximately 40 when including crop varieties).  The Company typically consolidates farms in the same area and crop types into a single financial unit for reporting purposes although they may not be contiguous land parcels.

NON-GAAP FINANCIAL MEASURES

The Company believes FFO, Core FFO and NOI are non-GAAP financial measures that investors may find useful as key supplemental measures of its performance. These non-GAAP financial measures should be considered along with, but not as alternatives to, net income or loss, and stockholders’ equity.  Further, these non-GAAP financial measures as calculated by the Company may not be comparable to how other companies define and calculate such terms.

FFO attributable to the Company

The Company believes FFO attributable to the Company is a useful, supplemental measure of its operating performance that is a recognized metric used extensively by the real estate industry and, in particular, REITs.  The Company calculates FFO attributable to the Company in accordance with the standards established by the National Association of Real Estate Investment Trusts (NAREIT).  NAREIT defines Funds From Operations (FFO) as net income (loss) computed in accordance with generally accepted accounting principles (GAAP),  excluding gains (or losses) from sales of depreciated real estate assets, real estate related depreciation and amortization (excluding amortization of deferred financing costs) and after adjustments for unconsolidated partnerships and joint ventures in which the reporting entity holds an interest. The Company believes that net income attributable to the Company is the most directly comparable GAAP measure to FFO attributable to the Company. FFO attributable to the Company, however, does not represent an alternative to net income attributable to the Company as an indicator of the Company’s performance or “Cash Flows from Operating Activities” as determined by GAAP as a measure of the Company’s capacity to fund cash needs, including the payment of dividends.

Management presents FFO attributable to the Company as a supplemental performance measure because it believes that FFO attributable to the Company is beneficial to investors as a starting point in measuring the Company’s operational performance. Specifically, in excluding real estate related depreciation and amortization and gains and losses from sales of depreciable operating farms, which do not relate to or are not indicative of operating performance, FFO attributable to the Company provides a performance measure that, when compared year over year, captures trends in occupancy rates, rental rates and operating costs. Management also believes that, as a widely recognized measure of the performance of REITs, FFO attributable to the Company will be used by investors as a basis to compare the Company’s operating performance with that of other REITs.  However, other equity REITs may not calculate FFO attributable to the Company in accordance with the NAREIT definition as does the Company, and, accordingly, the Company’s FFO attributable to the Company may not be comparable to such other REITs’ FFO attributable to the Company.

Core FFO attributable to the Company

The Company calculates Core FFO attributable to the Company by adding back to FFO attributable to the Company (i) performance fees payable to related parties (which ceased following the Internalization Transaction), (ii) acquisition-related expenses (or due diligence costs incurred in non-consummated transactions), and (iii) other income and expense items considered to be one-time in nature (including the expense related to the Company’s Internalization Transaction incurred concurrent with the Offering).

Management believes Core FFO attributable to the Company is an important supplemental measure of operating performance because it is a measure of cash flow available for stockholders and can be analyzed in conjunction with the ability to pay dividends. The Company is required in certain instances to expense costs for GAAP purposes related to acquiring farms, such as the acquisition fee paid to its agricultural sub-adviser, and legal, professional and other fees (including transfer taxes in some cases) associated with closing the purchase of each property, which do not correlate with the ongoing operations of its existing properties.  The Company believes that net income attributable to the Company is the most directly comparable GAAP measure to Core FFO attributable to the Company.  Core FFO attributable to the Company, however, does not represent an alternative to net income attributable to the Company as an indicator of the Company’s performance or “Cash Flows from Operating Activities” as determined by GAAP as a measure of the Company’s capacity to fund cash needs, including the payment of dividends.  Other equity REITs may not calculate Core FFO attributable to the Company as does the Company, and, accordingly, the Company’s Core FFO attributable to the Company  may not be comparable to such other REITs’ calculations of these measures.

Net Operating Income (NOI)

Management believes NOI provides useful information to investors regarding the Company’s results of operations because it reflects only those income and expense items that are incurred at the property level and when compared across periods reflects the impact on operations from trends in occupancy, rental rates, including participating rents, property operating costs and acquisition and disposition activity, on an unleveraged basis and excluding general and administrative overhead costs.  Management believes that net income attributable to the Company is the most directly comparable GAAP measure to

NOI, which, to calculate NOI, is adjusted to add back net income attributable to non-controlling interests, income tax expense, loss or gain on sale of assets, other expense (principally interest expense), depreciation, straight line rent adjustments, amortization of acquired above and below market lease intangibles, management and performance fees-related party, acquisition-related expenses (or due diligence costs on non-consummated transactions), professional fees (excluding incurred at the property operating level), sub-advisory fees, and general and administrative expenses.  However, NOI should only be used as a supplemental measure of the Company’s financial performance and does not represent an alternative to net income attributable to the Company as an indicator of the Company’s performance or “Cash Flows from Operating Activities” as determined by GAAP.  Other REITs may use different methodologies for calculating NOI and, accordingly, the Company’s NOI may not be comparable to other REITs’ NOI.

FORWARD-LOOKING STATEMENTS

Certain matters discussed in this press release constitute forward-looking statements within the meaning of the federal securities laws.  These forward-looking statements include, without limitation, statements concerning projections, predictions, expectations, estimates, or forecasts as to the Company’s business, financial or operational results, and future economic performance, as well as statements of management’s goals and objectives and other similar expressions concerning matters that are not historical facts.  The words “may,” “believe,” “estimate,” “expect,” “intend,”  “plan,” “predict,” “project,” “forecast,” “potential,” “will,” “would,” “could,” “should,” “continue,” and similar expressions or their negatives, as well as statements in future tense, are intended to identify forward-looking statements, although not all forward-looking statements contain these identifying words.  The Company may not actually identify any viable strategic alternatives, execute any strategic alternative, or achieve the plans, intentions or expectations (including enhancing shareholder value) disclosed in these forward-looking statements, and you should not place undue reliance on these forward-looking statements.  Forward-looking statements are based on management’s beliefs, assumptions and expectations of future performance, taking into account all information available at the time those statements are made or management’s good faith belief as of that time with respect to future events and, accordingly, actual results or events could differ materially from the plans, intentions and expectations disclosed in the forward-looking statements.  Estimates of the Company’s value are based on a variety of assumptions and there can be no assurances that such estimates will prove accurate.  Furthermore, these forward-looking statements should be considered as subject to the many risks and uncertainties that exist in the Company’s operations and business environment. Such risks and uncertainties could cause actual results to differ materially from those projected. These uncertainties include, but are not limited to, economic, business and financial conditions, the Company’s business strategy and leverage, the Company’s ability to identify and implement any viable strategic alternatives, the Company’s inability to complete the merger with Farmland Partners Inc. due to failure to obtain shareholder approval or the failure to satisfy other conditions to the completion of the merger, the occurrence of any event, change or other circumstances that could give rise to the termination of the definitive agreement and plan of merger, generate sufficient cash flow to service outstanding indebtedness, the Company’s ability to obtain outside financing, availability, terms and deployment of capital, general volatility of the capital markets and the market price of the Company’s common stock, industry, interest rates or the general economy, degree and nature of competition, risks generally associated with real estate acquisitions, dispositions and development, the ability of the Company’s tenants to successfully manage their business and pay contractual rents when due, the variability in revenues relating to participating rent from crop yields, crop prices, the timing of payments or other factors, regulatory and tax law changes and other risk factors, including those detailed in the sections of the Company’s most recent 10-K and other filings with the SEC titled “Risk Factors”.  Except as required by law, the Company undertakes no obligation to update publicly any forward-looking statements for any reason after this date to conform these statements to actual results or changes in the Company’s expectations.

AMERICAN FARMLAND COMPANY AND SUBSIDIARIES

Consolidated Balance Sheets

(Unaudited)

	September 30, 2016	December 31, 2015
ASSETS:
Investments in real estate—net	$228,719,443	$171,342,731
Cash and cash equivalents	1,810,045	14,518,788
Rent receivable	2,276,672	1,766,254
Deferred financing costs, net	459,885	558,992
Other assets	514,019	2,099,336
Total assets	$233,780,064	$190,286,101
LIABILITIES AND EQUITY:
LIABILITIES:
Borrowings under credit facilities	$75,000,000	$27,200,000
Accrued expenses and other liabilities	4,418,386	2,377,305
Legacy performance fee payable to Agricultural Sub-Adviser	—	1,106,307
Unearned rent	2,398,201	834,858
Total liabilities	81,816,587	31,518,470
Commitments and contingencies
EQUITY:
Common stock, $0.01 par value—300,000,000 shares authorized; 16,921,897 shares issued and outstanding at September 30, 2016 and 16,890,847 shares issued and outstanding at December 31, 2015	169,219	168,908
Additional paid-in-capital	150,091,942	149,846,969
Accumulated deficit	(23,575,304)	(17,644,793)
Company stockholders’ equity	126,685,857	132,371,084
Non-controlling interests in operating partnership	25,277,620	26,396,547
Total equity	151,963,477	158,767,631
Total liabilities and equity	$233,780,064	$190,286,101

AMERICAN FARMLAND COMPANY AND SUBSIDIARIES

Consolidated Statements of Operations

(Unaudited)

	For the Three Months Ended September 30,		For the Nine Months Ended September 30,
	2016	2015	2016	2015
OPERATING REVENUES:
Fixed rent	$2,227,244	$1,273,446	$6,603,778	$3,809,739
Participating rent	1,978,045	545,716	2,670,162	2,875,280
Recovery of real estate taxes	235,255	119,545	642,605	350,304
Other income	56,411	20,935	83,911	62,735
Total operating revenues	4,496,955	1,959,642	10,000,456	7,098,058
OPERATING EXPENSES:
Depreciation	1,114,400	517,223	3,178,372	1,410,517
Management and performance fees—related party	—	715,060	—	2,739,856
Property operating expenses	653,598	312,741	1,825,464	1,117,155
Due diligence costs on non-consummated transactions	—	—	136,862	—
Professional fees	2,321,976	139,041	3,166,545	373,352
Sub-advisory fees	686,797	—	2,132,930	—
General and administrative expenses	913,286	40,710	3,607,526	187,425
Total operating expenses	5,690,057	1,724,775	14,047,699	5,828,305
OPERATING (LOSS) INCOME	(1,193,102)	234,867	(4,047,243)	1,269,753
Interest income	(347)	(302)	(2,026)	(1,200)
Interest expense and financing costs	422,456	189,613	1,240,039	403,103
Total other expense	422,109	189,311	1,238,013	401,903
(LOSS) INCOME BEFORE GAIN ON SALE OF ASSETS	(1,615,211)	45,556	(5,285,256)	867,850
Gain on sale of assets	2,170,720	—	2,163,462	—
INCOME (LOSS) BEFORE INCOME TAXES	555,509	45,556	(3,121,794)	867,850
Income tax provision	—	—	141,747	79,832
NET INCOME (LOSS)	555,509	45,556	(3,263,541)	788,018
Less net income (loss) attributable to non-controlling interests	89,952	54,203	(505,886)	316,941
NET INCOME (LOSS) ATTRIBUTABLE TO THE COMPANY	$465,557	$(8,647)	$(2,757,655)	$471,077
EARNINGS (LOSS) PER WEIGHTED AVERAGE COMMON SHARE:
Basic and diluted	$0.03	$(0.00)	$(0.16)	$0.04
WEIGHTED AVERAGE SHARES OF COMMON STOCK OUTSTANDING:
Basic and diluted	16,921,897	10,890,847	16,914,984	10,890,847

Reconciliation of Net Income Attributable to the Company to FFO and Core FFO Attributable to the Company

The following table sets forth a reconciliation of FFO attributable to the Company and Core FFO attributable to the Company to net income attributable to the Company, the most directly comparable GAAP equivalent, for the periods presented.

	For the Three Months Ended September 30,		For the Nine Months Ended September 30,
	2016	2015	2016	2015
Net income (loss) attributable to the Company	$465,557	$(8,647)	$(2,757,655)	$471,077
Gain on sale of assets	(2,170,720)	—	(2,163,462)	—
Depreciation	1,114,400	517,223	3,178,372	1,410,517
Non-controlling interests' share of above adjustments	171,047	(89,380)	(164,503)	(242,875)
FFO attributable to the Company	(419,716)	419,196	(1,907,248)	1,638,719
Weighted average shares	16,921,897	10,890,847	16,914,984	10,890,847
FFO attributable to the Company per share	$(0.02)	$0.04	$(0.11)	$0.15

FFO attributable to the Company	$(419,716)	$419,196	$(1,907,248)	$1,638,719
Performance fees—related party(1)	—	257,265	—	1,463,795
Due diligence costs on non-consummated transactions	—	—	136,862	—
One-time expenses(2)	2,042,386	—	2,680,828	—
Non-controlling interests' share of above adjustments	(330,719)	(34,671)	(456,341)	(185,573)
Core FFO attributable to the Company	$1,291,951	$641,790	$454,101	$2,916,941

(1)

The Company’s prior external advisor previously received performance allocations, which are referred to as performance fees.  Upon the consummation of the Internalization Transaction and concurrent with the Offering, these fees were no longer payable.

(2)

During the first quarter of 2016 the Company incurred $335,070 of recruitment fees and compensation expenses (whereby the Company paid for incentive compensation forgone with a prior employer) in the hiring of an executive.  During the second and third quarters of 2016 the Company incurred costs of $199,352 and $2,042,386, respectively, related to the ongoing strategic alternatives review process comprised primarily of professional legal fees, and in the second quarter of 2016 incurred $104,020 of initial public offering capital compensation fees owed to its agricultural sub-advisor.

Reconciliation of Net Income Attributable to the Company to NOI

The following table sets forth a reconciliation of NOI to Net Income Attributable to the Company, the most directly comparable GAAP equivalent, for the periods presented.

	For the Three Months Ended September 30,		For the Nine Months Ended September 30,
	2016	2015	2016	2015
Net income (loss) attributable to the Company	$465,557	$(8,647)	$(2,757,655)	$471,077
Net income (loss) attributable to non-controlling interests	89,952	54,203	(505,886)	316,941
Income tax provision	—	—	141,747	79,832
Gain on sale of assets	(2,170,720)	—	(2,163,462)	—
Total other expense	422,109	189,311	1,238,013	401,903
Operating (loss) income	(1,193,102)	234,867	(4,047,243)	1,269,753
Depreciation	1,114,400	517,223	3,178,372	1,410,517
Straight line rent adjustment(1)	(131,253)	(8,859)	1,130,284	(7,687)
Management and performance fees—related party	—	715,060	—	2,739,856
Due diligence costs on non-consummated transactions	—	—	136,862	—
Professional fees(2)	2,313,266	129,869	3,133,988	359,015
Sub-advisory fees	686,797	—	2,132,930	—
General and administrative expenses	913,286	40,710	3,607,526	187,425
NOI	$3,703,394	$1,628,870	$9,272,719	$5,958,879

(1)

For the nine months ended September 30, 2016, includes the straight-line rent adjustment related to the cash rents received for the portion of the 2015/2016 crop season which commenced in advance of the lease commencement dates for the Sun Dial properties, which rents are being recognized as operating revenues on a straight-lined basis over the respective lease terms.  The Company received $1.9 million of cash rents from the four Sun Dial properties during the first quarter of 2016 and recorded GAAP fixed rent operating revenues of $0.8 million for these four properties.

(2)	Excludes professional fees incurred at the property operating level.

American Farmland Company

10 East 53rd Street

New York, NY 10022

(212) 484-3000

www.americanfarmlandcompany.com

For additional information contact:

Lindsey B. Sichel